BBQ Holdings, Inc. Reports Results for Third Quarter of Fiscal Year 2020

MINNEAPOLIS, November 10, 2020 – BBQ Holdings, Inc. (NASDAQ: BBQ) (the “Company”), an innovating global owner and operator of restaurants, today reported financial results for the third fiscal quarter ended September 27, 2020.  Note: The third quarter results were affected by the COVID-19 pandemic as well as federal and state level mandates requiring restaurants to limit or eliminate in-store dining.

Third Quarter 2020 Highlights:

●	Net income of $328,000, driven in part by a gain on a renegotiated leased asset of $630,000.
●	Adjusted EBITDA, a non-GAAP measure was $2.0 million which includes a $1.1 million COVID-related expense addback.
●	Company-owned Famous Dave’s third quarter same store net sales decreased 4.6% compared to third quarter 2019.
●	Franchise-operated same store net sales decreased 10.0%.
●	Granite City third quarter same store net sales decreased 25.9% compared to third quarter 2019.
●	Same store sales at our Famous Dave’s restaurants increased 2.0% while same store sales at our Granite City restaurants decreased 23.8% during the four weeks ended October 25, 2020 compared to the same four-week period in 2019.
●	Entered into a 25-unit development agreement with Bluestone Hospitality Group to open Famous Dave’s ghost kitchens and dual restaurant concepts with the Johnny Carino’s Italian brand.

Executive Comments

Jeff Crivello, CEO, commented, “We continue to allocate much of our time and resources to COVID-19 related regulations.  With restaurants in 19 states, this is not an easy task.  Nonetheless, we are pleased to return to positive EBITDA during the quarter.  The team captured many wins during the quarter including signing of a 25-unit ghost kitchen development agreement with Bluestone Hospitality Group.   Additionally, we are seeing success in the recent opening of a Famous Dave’s ghost kitchen within the St. Cloud Granite City Food & Brewery.  To drive add-on revenues, we will be repeating this process in six more Granite City locations by the end of the first quarter 2021.  The recent opening of the Texas T-Bone and Famous Dave’s dual concept has been very successful, and we hope to expand that concept as well.  On the technical side, we launched our new website to make the ordering process even more seamless to our patrons.  Finally, we our beginning the roll-out of our Symphony POS system which we feel will enhance the customer experience of our loyalty promotions as well as simplify our overall internal operating systems.  It has been a busy quarter, but we feel the entrepreneurial spirit of BBQ Holdings is hitting on all cylinders, and we expect to continue driving sales in a variety of ways as we adapt to the ever-changing consumer.”

Key Operating Metrics

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Restaurant count:
Franchise-operated	95	96	95	96
Company-owned	49	32	49	32
Total	144	128	144	128
Same store net restaurant sales %:
Franchise-operated	(10.0)%	2.1%	(18.3)%	1.2%
Company-owned	(4.6)%	0.4%	(9.9)%	1.0%
Total	(30.0)%	1.9%	(20.6)%	1.2%

(in thousands, expect per share data)

System-wide restaurant sales(1)	$82,482	$75,907	$214,803	$215,386

Net income attributable to shareholders	$328	$17	$7,783	$1,139
Adjusted net income (loss) attributable to shareholders(2)	480	166	(4,039)	2,874

Net income attributable to shareholders, per diluted share	$0.04	$0.00	$0.85	$0.13
Adjusted net income (loss) attributable to shareholders, per diluted share(2)	0.05	0.02	(0.44)	0.31

Adjusted EBITDA(2)	$1,995	$1,028	$2,915	$4,505

(1)	System-wide restaurant sales include sales for all Company-owned and franchise-operated restaurants, as reported by franchisees. Restaurant sales for franchise-operated restaurants are not revenues of the Company and are not included in the Company’s consolidated financial statements.
(2)	Adjusted net income (loss) from continuing operations and adjusted EBITDA are non-GAAP measures. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables. See “Non-GAAP Reconciliation.”

Third Quarter 2020 Review

Total revenue for the third quarter of 2020 was $35.5 million, up 47.9% from the third quarter of 2019. The increase in year-over-year restaurant net sales for the quarter ended September 27, 2020 was driven primarily by the addition of 18 Granite City restaurants, a Clark Crew BBQ and a Real Urban Barbecue restaurant.

On a weighted basis, Company-owned Famous Dave’s same-store net sales for our to-go line of business increased 73.3% in the third quarter of fiscal 2020 as compared to the prior year period, offset by a decrease of 55.0% in net catering sales and 33.4% in dine-in sales due to federal, state and local mandates prohibiting large group gatherings and in-store dining in an attempt to reduce the spread of  COVID-19.

Restaurant-level operating margin, as a percentage of restaurant net sales, for Company-owned restaurants was 3.4% in the third quarter of fiscal 2020 compared to 0.6% in the third quarter of fiscal 2019. This increase in restaurant-level operating margin was primarily a result of the reduction of labor and food costs as our restaurant operators adjusted to the increase in to-go sales and reduction of dine-in customers as a result of COVID-19 concerns.

General and administrative expenses for the quarter ended September 27, 2020 and September 29, 2019 represented approximately 8.8% and 11.0% of total revenues, respectively. The decrease in general and administrative expenses as a percentage of revenue in the third quarter of 2020 was due in part to the increase in the revenue base with the addition of 20 locations during 2020.

Net income attributable to shareholders was approximately $328,000, or $0.04 per share, in the third quarter of fiscal 2020 compared to net income of $17,000, or $0.00 per share, in the third quarter of fiscal 2019.  Adjusted net income attributable to shareholders, a non-GAAP measure, was approximately $480,000, or $0.05 per share, compared to adjusted net income attributable to shareholders of approximately $166,000, or $0.02 per share, in the third quarter of fiscal 2019. A reconciliation between adjusted net income attributable to shareholders and its most directly comparable GAAP measure is included in the accompanying financial tables.

About BBQ Holdings

BBQ Holdings, Inc. (NASDAQ: BBQ) BBQ Holdings is a national restaurant company engaged in the ownership and operation of casual and fast dining restaurants.  As of November 10, 2020, BBQ Holdings had four brands with 146 overall locations in 31 states and three countries, including 48 company-owned and 98 franchise-operated restaurants. While BBQ Holdings continues to diversify its ownership in the restaurant community, it was founded with the principle of combining the “art and science” of barbecue to serve up the very best of the best to barbecue lovers everywhere. BBQ Holdings, through partnerships, has extended Travis Clark’s award-winning line of barbecue sauces, rubs and seasonings into the retail market. Along with a wide variety of BBQ favorites served at their BBQ restaurants, BBQ Holdings newest addition, Granite City Food and Brewery, offers award winning craft beer and a made-from-scratch, chef driven menu featuring contemporary American cuisine.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses non-GAAP measures including those indicated below. These non-GAAP measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. By providing non-GAAP measures, together with a reconciliation to the most comparable GAAP measure, the Company believes that it is enhancing investors’ understanding of the Company’s business and results of operations. These measures are not intended to be considered in isolation of, as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures presented may be different from the measures used by other companies. The Company urges investors to review the reconciliation of its non-GAAP measures to the most directly comparable GAAP measure, included in the accompanying financial tables.

Adjusted net income attributable to shareholders is net income attributable to shareholders, plus asset impairment, estimated lease termination charges and other closing costs, settlement agreements, net (loss) gain on disposal of equipment, stock-based compensation, severance, acquisition costs, and the related tax impact. This number is divided by the weighted-average number of diluted shares of common stock outstanding during each period presented to arrive at adjusted net income, per share. Adjusted EBITDA is net income (loss), plus asset impairment, estimated lease termination charges and other closing costs, settlement agreements, depreciation and amortization, interest expense, net, net (loss) gain on disposal of equipment, stock-based compensation, severance, acquisition costs and provision (benefit) for income taxes.

Forward-Looking Statements

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of the Company’s restaurant openings, the timing of refreshes and the timing or success of refranchising plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from expected results. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from the Company’s expectation include the impact of the COVID-19 virus pandemic, financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the Company’s SEC reports.

Contact:Jeff Crivello – Chief Executive Officer
952-294-1300

Darrow Associates, Inc.
Peter Seltzberg – Managing Director
516-419-9915
pseltzberg@darrowir.com

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Revenue:
Restaurant sales, net	$32,559	$20,451	$78,251	$48,267
Franchise royalty and fee revenue	2,153	2,909	6,628	9,560
Franchisee national advertising fund contributions	302	395	826	1,275
Licensing and other revenue	497	261	1,423	839
Total revenue	35,511	24,016	87,128	59,941

Costs and expenses:
Food and beverage costs	9,735	6,383	24,206	15,068
Labor and benefits costs	11,189	7,477	26,976	17,253
Operating expenses	10,521	6,470	26,251	15,430
Depreciation and amortization expenses	1,397	576	3,820	1,355
General and administrative expenses	3,138	2,653	9,973	7,547
National advertising fund expenses	302	395	826	1,275
Asset impairment, estimated lease termination charges and other closing costs, net	(138)	214	4,814	718
Pre-opening expenses	(120)	94	(93)	94
Gain on disposal of property, net	(530)	(28)	(1,107)	(174)
Total costs and expenses	35,494	24,234	95,666	58,566

Income (loss) from operations	17	(218)	(8,538)	1,375

Other income (expense):
Interest expense	(326)	(33)	(866)	(392)
Interest income	94	27	380	114
Gain on bargain purchase	—	—	13,675	—
Total other (expense) income	(232)	(6)	13,189	(278)

(Loss) income before income taxes	(215)	(224)	4,651	1,097

Income tax benefit (expense)	273	174	2,519	(25)

Net income (loss)	58	(50)	7,170	1,072
Net loss attributable to non-controlling interest	270	67	613	67
Net income attributable to shareholders	$328	$17	$7,783	$1,139

Income per common share:
Basic net income per share attributable to shareholders	$0.04	$0.00	$0.85	$0.13
Diluted net income per share attributable to shareholders	$0.04	$0.00	$0.85	$0.12
Weighted average shares outstanding - basic	9,151	9,105	9,138	9,095
Weighted average shares outstanding - diluted	9,158	9,279	9,145	9,193

BBQ HOLDINGS, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Food and beverage costs(1)	29.9%	31.2%	30.9%	31.2%
Labor and benefits costs(1)	34.4%	36.6%	34.5%	35.7%
Operating expenses(1)	32.3%	31.6%	33.5%	32.0%
Restaurant level operating margin(1)(3)	3.4%	0.6%	1.0%	1.1%
Depreciation and amortization expenses(2)	3.9%	2.4%	4.4%	2.3%
General and administrative expenses(2)	8.8%	11.0%	11.4%	12.6%
(Loss) income from operations(2)	0.0%	(0.9)%	(9.8)%	2.3%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)	Restaurant level margins are equal to restaurant sales, net, less restaurant level food and beverage costs, labor and benefit costs, and operating expenses.

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

ASSETS
Current assets:	September 27, 2020	December 29, 2019
Cash and cash equivalents	$19,551	$5,325
Restricted cash	959	761
Accounts receivable, net of allowance for doubtful accounts of $176,000 and $132,000, respectively	3,885	4,379
Inventories	2,490	1,346
Prepaid income taxes and income taxes receivable	285	264
Prepaid expenses and other current assets	638	1,356
Assets held for sale	3,911	2,842
Total current assets	31,719	16,273

Property, equipment and leasehold improvements, net	33,131	19,756

Other assets:
Operating lease right-of-use assets	64,833	25,962
Goodwill	651	640
Intangible assets, net	10,117	2,213
Deferred tax asset, net	4,264	6,646
Other assets	1,691	1,591
	$146,406	$73,081

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,952	$3,967
Current portion of lease liabilities	6,459	4,230
Current portion of long-term debt	2,749	616
Accrued compensation and benefits	2,225	2,694
Other current liabilities	8,467	4,975
Total current liabilities	24,852	16,482

Long-term liabilities:
Lease liabilities, less current portion	65,319	26,957
Long-term debt, less current portion	25,483	6,258
Other liabilities	1,386	1,610
Total liabilities	117,040	51,307

Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 9,284 and 9,272 shares issued and outstanding at September 27, 2020 and December 29, 2019, respectively	93	93
Additional paid-in capital	8,278	7,856
Retained earnings	22,206	14,423
Total shareholders’ equity	30,577	22,372
Non-controlling interest	(1,211)	(598)
Total equity	29,366	21,774
	$146,406	$73,081

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 27, 2020	September 29, 2019
Cash flows from operating activities:
Net income	$7,170	$1,072
Adjustments to reconcile net income to cash flows provided by operations:
Depreciation and amortization	3,820	1,355
Stock-based compensation	422	354
Net gain on disposal	(1,080)	(174)
Asset impairment, estimated lease termination charges and other closing costs, net	4,788	660
Gain on bargain purchase	(13,675)	—
Deferred income taxes	(2,569)	36
Other non-cash items	488	213
Changes in operating assets and liabilities:
Accounts receivable, net	494	(495)
Other assets	(867)	(580)
Accounts payable	985	1,371
Accrued and other liabilities	671	(356)
Cash flows provided by operating activities	647	3,456

Cash flows from investing activities:
Proceeds from the sale of assets	27	33
Purchases of property, equipment and leasehold improvements	(2,671)	(3,792)
Payments for acquired restaurants	(4,952)	(6,188)
Advances on notes receivable	—	(150)
Payments received on note receivable	24	20
Cash flows used for investing activities	(7,572)	(10,077)

Cash flows from financing activities:
Proceeds from long-term debt	22,058	—
Payments for debt issuance costs	(45)	(54)
Payments on long-term debt	(664)	(176)
Cash provided by (used for) financing activities	21,349	(230)

Increase (decrease) in cash, cash equivalents and restricted cash	14,424	(6,851)
Cash, cash equivalents and restricted cash, beginning of period	6,086	12,440
Cash, cash equivalents and restricted cash, end of period	$20,510	$5,589

BBQ HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
(dollars in thousands)	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Net income attributable to shareholders	$328	$17	7,783	1,139
Asset impairment and estimated lease termination charges and other closing costs	(138)	214	4,814	718
Net gain on disposal of equipment	(530)	(28)	(1,107)	(174)
Stock-based compensation	174	131	422	354
Acquisition costs	29	249	(46)	770
Pre-opening costs	(120)	94	(93)	94
Severance	21	10	52	13
Gain on bargain purchase	—	—	(13,675)	—
Tax adjustment	716	(521)	(2,189)	(40)
Adjusted net income (loss)	$480	$166	$(4,039)	$2,874
Basic adjusted net income (loss) per common share	$0.05	$0.02	$(0.44)	$0.32
Diluted adjusted net income (loss) per common share	$0.05	$0.02	$(0.44)	$0.31

Weighted average common share outstanding - basic	9,151	9,105	9,138	9,095
Weighted average common share outstanding - diluted	9,158	9,279	9,145	9,193

Net income (loss)	$58	$(50)	$7,170	$1,072
Asset impairment and estimated lease termination charges and other closing costs	(138)	214	4,814	718
Depreciation and amortization	1,397	576	3,820	1,355
Interest expense, net	232	6	486	278
Net gain on disposal of equipment	(530)	(28)	(1,107)	(174)
Stock-based compensation	174	131	422	354
Acquisition costs	29	249	(46)	770
Pre-opening costs	(120)	94	(93)	94
Severance	21	10	52	13
Gain on bargain purchase	—	—	(13,675)	—
Provision for income taxes	(273)	(174)	(2,519)	25
COVID-19-related expense	1,145	—	3,591	—
Adjusted EBITDA	$1,995	$1,028	$2,915	$4,505